                                                                     Exhibit 5.1

                    [BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                November 19, 2001


AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111


       Re: AMB Property Corporation, a Maryland corporation (the "Company") -- Registration Statement on Form S-3 pertaining to One Million Five Hundred Sixty Thousand Six Hundred Ninety-Seven (1,560,697) shares (the "Shares") of common stock, par value one cent ($.01) per share (the "Common Stock") of the Company, of which Ninety-Four Thousand Seven Hundred Seventy-One (94,771) shares (the "Unit Shares") are to be issued by the Company to certain holders (the "Selling Shareholders") of units of limited partnership interest (the "Units") in AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), upon exchange of such Units, and One Million Four Hundred Sixty-Five Thousand Nine Hundred Twenty-Six (1,465,926) shares (the "Performance Shares") are to be issued by the Company to certain holders (the "Performance Shareholders") of performance units of limited partnership interest (the "Performance Units") in the Operating Partnership upon exchange of such Performance Units
              ------------------------------------------------------------------

Ladies and Gentlemen:

              We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), on Form S-3, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about November 19, 2001, and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

              In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

              (i) the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, Articles of Merger filed with the Department on November 24, 1997, Articles of Merger filed with the Department on November 26, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the "July 1998 Articles Supplementary"), Articles Supplementary filed with

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
November 19, 2001
Page 2

                     the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31, 1999, Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001 and Articles Supplementary filed with the Department on September 24, 2001;

              (ii) the Bylaws of the Company, as adopted on November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, and as further amended and restated pursuant to the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001 (the "Bylaws");

              (iii) the Written Organizational Action of the Board of Directors of the Company, dated as of November 24, 1997 (the "Organizational Minutes");

              (iv) resolutions adopted by the Board of Directors of the Company, or the Executive Committee thereof, on or as of June 19, 1998, November 18, 1998, December 4, 1998,
                     December 10, 1999 and November 16, 2001, which, among other things, authorized the issuance of the Unit Shares and the Performance Shares (collectively, the "Directors' Resolutions");

              (v) the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of September 21, 2001 (the "Operating Partnership Agreement");

              (vi) a certificate of W. Blake Baird, President of the Company, and Tamra D. Browne, Vice President, General Counsel and Secretary of the Company, dated as of November 19, 2001 (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors' Resolutions and the Partnership Agreement are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
November 19, 2001
Page 3

              (vii) the Registration Statement on Form S-3 and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act (the "Registration Statement");

              (viii) a status certificate of the Department, dated November 6,
                     2001, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

              (ix) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

              In reaching the opinion set forth below, we have assumed the following:

              (a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

              (b) each natural person executing any of the Documents is legally competent to do so;

              (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

              (d) the Units and the Performance Units have been and are duly authorized and validly issued by the Operating Partnership, and none of the Unit Shares or the Performance Shares will be issued or transferred in violation of the provisions of
                     Article IV, Section E of the Charter relating to restrictions on ownership and transfer of stock.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

AMB Property Corporation
November 19, 2001
Page 4

              Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

              1) The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

              2) The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company to the Selling Shareholders or the Performance Shareholders, as applicable, in exchange for the Units or Performance Units, as the case may be, in each case upon and subject to the terms set forth in the Operating Partnership Agreement and the Directors' Resolutions, such shares will be validly issued, fully paid and non-assessable.

              The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

              This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

              We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Unit Shares and the Performance Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP